Dated: 26th, October 1999

                     Re: NOT OF THIS WORLD (Fuori del mondo)


Gentlemen:

EnterTech Releasing Corp. (a member of EnterTech Media Group Incorporated - "EnterTech") has offered to acquire from Intra Films the "Producer" rights in "NOT OF THIS WORLD" upon the terms and conditions set forth below:

1.       Picture.

The picture is "NOT OF THIS WORLD" ("the Picture") directed by Giuseppe Piccioni. The Picture will be a colour motion picture in Italian starring Silvio Oriando and Margherita _____.

2.       Advance.

EnterTech will pay to Intra Films, an advance of US$100,000 (one hundred thousand dollars) payable as follows: 20% ($20,000) on execution of this agreement 30% ($30,000) on Licensor's notice of initiatior of Delivery (as defined in clause 6 hereof) to be given on or before November 30th 1999 50% ($50,000) on completion of Delivery (see clause 5 - "Delivery") to be made on or before January 15th 2000 Recoupment of advance: Cross collaterization among licensed rights.

3.       Rights.

Producer grants to EnterTech on an exclusive basis in the "Territory" the copyright and all other rights to exploit the Picture now known or hereafter devised including without limitation the theatrical, television, home video, music publishing, print and the Internet.

Included in the foregoing rights are the customary rights to advertise and promote the Picture in all media.

Authorized languages: Italian; dubbed and/or subtitled in English.

4.       Territory.

The "Territory" as used in this agreement means the United States and English speaking Canada and their territories and possessions and Puerto Rico), the Caribbean Basin and ships and planes registered in the United States.

5.       Term.

The term for which EnterTech is granted the rights is 21 years from delivery.

6.       Delivery.

"Delivery" means the delivery to EnterTech of all of the items listed on EnterTech customary delivery schedule for feature films which is attached to this agreement as Schedule "A". Producer agrees to cause Delivery to be completed on or before January 15th 2000. Delivery will be effected at lab cost.

7.       Distribution Fees.

EnterTech distribution fee shall be a 30% on all media outlined under U.S. rights granted.

8.       Distribution Expenses.

Distribution expenses will amount to not less than $50,000 and not more than $250,000 unless specifically approved by licensor in writing. Such approvals are not to be unreasonably withheld.

Distribution expenses will be recouped from 70% of net income, after the 30% EnterTech distribution fee.

9.       Gross Receipts.

"Gross Receipts" means all monies (exclusive of taxes) actually received by EnterTech from the exploitation of the rights granted to it. When rights are licensed to a sub- distributor or licensee. Gross Receipts means monies remitted to EnterTech by the sub-distributor or licensee.

10.               Application of Gross Receipts.

Gross Receipts shall be applied as follows:

(a)   30% distribution fee
(b)   70% applied first against recoupment of distribution costs and expenses

(c)   then, after recoupment of distribution costs and expenses:
(d)   30% distribution fee
(e)   70% applied against recoupment of the Advance
(f)   Thereafter 50% to EnterTech and 50% to Intra Films

In other words:

First, EnterTech shall take its 30% distribution fees.
Second EnterTech shall recoup all of its distributor expenses in connection with the Picture. In this respect the proceeds of all rights shall be fully crosscollateralized. Third EnterTech shall recoup the advance.
The balance remaining shall be divided 50% to EnterTech, 50% to Intra Films

11.   Changes.

No major change can be effected without Director's approval.

12.   Residuals, Particpation, Music Royalties

Residuals and participations and music licenses are Producers' responsibility.

13.   Television Holdback in Mexico

Producer will cause the owner of the Mexican television rights in the Picture to restrict them in the manner required by EnterTech's television licensees.

      You and we agree to  enter  into a more  formal  agreement  including  the customary representations and warranties and other provisions which are customary for agreements of this nature. Until such time as the more formal agreement is signed this letter when signed and exchanged by the parties shall constitute a binding agreement.

                                            Sincerely yours,

                                            EnterTech Releasing Corporation

                                            By/s/ Mark Tolner
                                            -----------------
                                                  Mark Tolner
Intra Films
Accepted and Agreed to:

By/s/
  -------

                                  SCHEDULE - A


(a)   One new 35 mm print feature and/or access to internegative.
(b)   One new 35 mm trailer or access thereto.
(c)   One first class quality master of the picture.
(d)   M B E tracks.
(e)   One dialogue list.
(f)   One music cue sheet.
(g)   Stills/transparencies.
(h)   EnterTech will have access to existing artwork and publicity materials.








   /s/
   ---------------------